EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                          5.375% SENIOR NOTES DUE 2007
                           6.25% SENIOR NOTES DUE 2012
                                       OF
                        MARSH & MCLENNAN COMPANIES, INC.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) outstanding 5.375% Senior Notes due 2007 (the "2007 Restricted Notes") and 6.25% Senior Notes due 2012 (the "2012 Restricted Notes" and, together with the "2007 Restricted Notes," the "Restricted Notes") are not immediately available, (ii) Restricted Notes and the Letter of Transmittal cannot be delivered to State Street Bank and Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus dated ___________, 2002 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company").

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                       STATE STREET BANK AND TRUST COMPANY


  BY REGISTERED OR CERTIFIED MAIL:               BY OVERNIGHT DELIVERY OR HAND:
State Street Bank and Trust Company          State Street Bank and Trust Company
       2 Avenue de Lafayette                        2 Avenue de Lafayette
         Boston, MA 02111                             Boston, MA 02111
      Attention: Ralph Jones                       Attention: Ralph Jones


                            FACSIMILE TRANSMISSIONS:
                         (ELIGIBLE INSTITUTIONS ONLY):
                                 (617) 662-1452

                             Attention: Ralph Jones
                             CONFIRM BY TELEPHONE:
                                 (617) 662-1548

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
    FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT
                          CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF
   A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE
   MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Restricted Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Restricted Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Restricted Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
---------------------------------------  ---------------------------------------
                                         (Authorized Signature)
Address:                                 Title:
        -------------------------------        ---------------------------------
                                         Name:
---------------------------------------       ----------------------------------
                              (Zip Code)          (Please type or print)
Area Code and Telephone Number:          Date:

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NOTE: DO NOT SEND RESTRICTED NOTES WITH THIS NOTICE OF GUARANTEE DELIVERY.
      ACTUAL SURRENDER OF RESTRICTED NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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